Free Writing Prospectus
Filed Pursuant to Rule 433
Dated August 12, 2015
Registration Statement No. 333-183223

$850MM HONDA AUTO RECEIVABLES 2015-3 OWNER TRUST

JT-BOOKS:  Barclays (str), BAML, MS CO-MGRS :  C, BNY, HSBC, TD

CLS	AMT($MM)	WAL	M/F	WIN	E.FIN	L.FIN	BMK+SPD	YLD	COUP	PX
A-1	289.200	0.32 ** RETAINED / NOT OFFERED **
A-2	327.000	1.00	Aaa/AAA	7-17	01/17	11/17	EDSF +37	0.923%	0.92%	99.99878
A-3	360.000	1.97	Aaa/AAA	17-32	04/18	04/19	EDSF +38	1.274%	1.27%	99.99877
A-4	163.000	2.99	Aaa/AAA	32-37	09/18	10/21	IntS +40	1.566%	1.56%	99.99733

TICKER	:	HAROT 2015-3	REGISTRATION	:	PUBLIC/SEC-REG
EXPECTED PXG	:	PRICED	EXPECTED RATINGS	:	MOODY'S/FITCH
EXPECTED SETTLE	:	08/19/15	PXG SPEED	:	1.3% ABS TO 10% CALL
FIRST PAY	:	09/18/15	ERISA ELIGIBLE	:	YES
BILL & DELIVER	:	BARCLAYS	MIN DENOMS	:	$1K x $1K

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.